                    First Supplemental Agreement of Trust
          (Supplemental to the Amended and Restated Declaration and
              Agreement of Trust dated as of December 16, 1997)
                         Authorizing the Issuance of
                  $658,000,000 Aggregate Principal Amount of
      Rate Reduction Certificates Series 1997-1, Classes A-1 through A-7

                        -------------------------------

   This First Supplemental Agreement of Trust, dated as of December 16, 1997 (the "First Supplemental Trust Agreement"), is by and among Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company of California, N.A., as Certificate Trustee, and the California Infrastructure and Economic Development Bank, as Originator;

                                  WITNESSETH:
                                  ----------
   WHEREAS, the Delaware Trustee and the Originator entered into a Declaration and Agreement of Trust, dated as of November 7, 1997 (the "Declaration and Agreement of Trust"), creating the California Infrastructure and Economic Development Bank Special Purpose Trust SDG&E-1, a not-for-profit business trust organized under the laws of the State of Delaware (the "Trust"); and

   WHEREAS, pursuant to Section 1 (c) of the Declaration and Agreement of Trust, the Delaware Trustee, the Originator and the Certificate Trustee entered into an Amended and Restated Declaration and Agreement of Trust, dated as of December 16, 1997 (the "Trust Agreement") in order to provide for the operation of the Trust and the issuance of rate reduction certificates (the "Certificates"); and

   WHEREAS, pursuant to Section 8.01 of the Trust Agreement, the Originator may, and the Certificate Trustee and the Delaware Trustee shall, at any time and from time to time enter into one or more agreements supplemental to the Trust Agreement to provide for the issuance of the Certificates of any Class or Series; and

   WHEREAS, in order to finance the purchase from SDG&E Funding LLC (the "Note Issuer") of the SDG&E Funding LLC Notes, Series 1997-1 (the "Notes"), pursuant to the Note Purchase Agreement, consisting of Classes A-1 through A-7, the Trust shall issue, pursuant to this First Supplemental Trust Agreement, Rate Reduction Certificates, Series 1997-1, consisting of Classes A-1 through A-7; and

   WHEREAS, the Originator desires to establish the terms and conditions for the issuance of such Certificates;

   NOW THEREFORE, in consideration of the mutual agreements contained herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE XII


                        INITIAL ISSUANCE OF CERTIFICATES

   Section 12.01. Definitions. The terms defined in this Section shall, for all
                  -----------
purposes of this First Supplemental Trust Agreement and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined. Terms defined in Section 1.01 of the Trust Agreement not otherwise defined herein shall have the meanings specified therein.

   "First Supplement" means this First Supplemental Agreement of Trust dated as of December 16, 1997.

   "Interest Rate" shall have the meaning assigned in Section 12.02 hereof.

   "Minimum Denomination" means $1,000, and integral multiples of $1.00 in excess thereof, provided, that in the case of the Class A-7 Certificates, one
                --------
registered, definitive certificate shall be issued representing a principal amount of $5.00.

   "Payment Dates" means March 25, June 25, September 25 and December 26 of each year or, if such date is not a Business Day, the immediately succeeding Business Day, commencing on March 25, 1998.

   SECTION 12.02. Authorization of Certificates, Classes A-1 through A-7. The
                  ------------------------------------------------------
issuance by the Trust of the Certificates consisting of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates is hereby authorized, each such Class to be in an aggregate amount equal to the corresponding Class of Notes as set forth in the Note Purchase Agreement. Each such Class of Certificates shall be denominated as "California Infrastructure and Economic Development Bank Special Purpose Trust SDG&E-1, Series 1997-1, Class [ ] Rate Reduction Certificates" and shall be substantially in the form as provided in Section 3.01 and Exhibit A to the Trust Agreement.

   For each Class of Certificates authorized to be issued hereby, there is hereby created, pursuant to Section 4.01 of the Trust Agreement, an individual account denominated as "Class [ ] Certificate Account" (each, a "Certificate Account"). Deposits into and distributions from each Certificate Account shall be made as provided in Article IV of the Trust Agreement.

   Set forth below for each class of Certificates are the Scheduled Final Distribution Date and the Termination Date as well as the Interest Rate payable with respect to each such Class of Certificates:

                   Initial
                  Principal       Scheduled Final                       Interest
Class              Amount        Distribution Date     Termination Date    Rate
-----             ---------      -----------------     ---------------- --------

 A-1           $ 65,800,000      December 26, 1998    December 26, 2000   5.97%
 A-2             82,639,254         March 25, 2000       March 25, 2002   6.04
 A-3             66,230,948         March 25, 2001       March 25, 2003   6.07
 A-4             65,671,451         March 25, 2002       March 25, 2004   6.15
 A-5             96,537,839     September 25, 2003   September 25, 2005   6.19
 A-6            197,584,137     September 25, 2006   September 25, 2008   6.31
 A-7             83,536,371      December 26, 2007    December 26, 2009   6.37

   Section 12.03. Terms of Certificates Subject to Trust Agreement. Except as
                  --------------------------------------------------
expressly provided in this First Supplemental Trust Agreement, every term and condition contained in the Trust Agreement shall apply to this First Supplemental Trust Agreement and to the Certificates with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this First Supplemental Trust Agreement.

   This First Supplemental Trust Agreement and all the terms and provisions contained herein shall form part of the Trust Agreement and shall have the same force and effect as if set forth in the Trust Agreement. The Trust Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended hereby.

   Section 12.04. Execution in Counterparts. This First Supplemental Trust
                  ---------------------------
Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

   IN WITNESS WHEREOF, the Originator, the Delaware Trustee and the Certificate Trustee have caused this First Supplemental Trust Agreement to be duly executed by duly authorized officers, all as of the day and year first above written.

                                    CALIFORNIA INFRASTRUCTURE AND
                                    ECONOMIC DEVELOPMENT BANK,
                                    as Originator

                                    By: /s/ Christopher S. Holben
                                        __________________________________
                                        Name:  Christopher S. Holben
                                        Title: Chair

                                    BANKERS TRUST (DELAWARE),
                                    as Delaware Trustee

                                    By: /s/ M. Lisa Wilkins
                                        __________________________________
                                        Name:  M. Lisa Wilkins
                                        Title: Assistant Secretary

                                    BANKERS TRUST COMPANY OF
                                    CALIFORNIA, N. A.,
                                    as Certificate Trustee

                                    By: /s/ Linda A. Rakolta
                                        __________________________________
                                        Name:  Linda A. Rakolta
                                        Title: Vice President

                                      S-1